UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2011

ULTRA PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	001-33614	N/A
(State or other jurisdiction	(Commission File Number 001-33614)	(I.R.S. Employer
of incorporation)		Identification No.)

400 N. Sam Houston Parkway East, Suite 1200
Houston, Texas  77060
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

363 N. Sam Houston Parkway East, Suite 1200
Houston, Texas  77060
(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

The information in Item 2.03 below is incorporated herein by reference.

Item 1.02 – Termination of a Material Agreement

On October 6, 2011, Ultra Resources, Inc. (“Ultra Resources” or the “Borrower”), a subsidiary of Ultra Petroleum Corp. (the “Company”) terminated its senior unsecured revolving credit agreement dated as of April 30, 2007 among Ultra Resources and JPMorgan Chase Bank, N.A. as administrative agent, and the lenders party thereto (the “2007 Credit Agreement”) and repaid all amounts outstanding thereunder with proceeds of loans drawn under the Credit Agreement (as defined below).

Item 2.03 – Creation of a Direct Financial Obligation

On October 6, 2011, Ultra Resources entered into a senior unsecured revolving credit facility with JPMorgan Chase Bank, N.A. as administrative agent, and the lenders party thereto (the “Credit Agreement”) which replaced the 2007 Credit Agreement in its entirety.

The Credit Agreement has an initial loan commitment of $1.0 billion (which may be increased up to $1.25 billion at the Borrower’s request and with the lenders’ consent), provides for the issuance of letters of credit of up to $250 million in the aggregate, and matures in five years (which term may be extended for up to two successive one-year periods at the Borrower’s request and with the lenders’ consent).

Loans under the Credit Agreement are unsecured and bear interest, at the Borrower’s option, based on (A) an annual rate equal to the prime rate or the weighted average fed funds rate on overnight transactions during the preceding business day plus 50 basis points, or (B) a base Eurodollar rate, substantially equal to the LIBOR rate, in either case plus a margin based on a grid of Ultra Resources’ consolidated leverage ratio (for Eurodollar borrowings, 175 basis points per annum as of October 6, 2011).  The Loans are guaranteed by the Company and its subsidiary, UP Energy Corporation.

The Credit Agreement contains typical and customary representations, warranties, covenants, and events of default. The Credit Agreement includes restrictive covenants requiring Ultra Resources to maintain a consolidated leverage ratio of no greater than 3.50 to 1.00 and, as long as the Company’s debt rating is below investment grade, the maintenance of an annual ratio of the net present value of the Borrower’s oil and gas properties to total funded debt of no less than 1.50 to 1.00.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits

(d)    Exhibits.

EXHIBIT NUMBER	TITLE OF DOCUMENT
10.1	Credit Agreement dated October 6, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

October 11, 2011	By:	/s/ Garrett B. Smith
Name: Garrett B. Smith
Title: Corporate Secretary

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